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Exhibit 99(d)(2)

        Execution Version

GUARANTEE BY Koninklijke Philips Electronics N.V.

        Koninklijke Philips Electronics N.V., a corporation organized under the laws of the Netherlands (the "Guarantor"), hereby irrevocably and unconditionally guarantees to The Genlyte Group Incorporated, a Delaware corporation, the full and timely performance by Philips Holding USA Inc., a Delaware corporation, and Golf Merger Sub, Inc., a Delaware corporation (collectively, the "Philips Companies"), of their respective obligations under the foregoing Agreement and Plan of Merger (the "Merger Agreement"), and agrees to take all actions which the Philips Companies are obligated under the Merger Agreement to cause the Guarantor to take. Sections 9.2, 9.4, 9.5, 9.8 and 9.11 of the Merger Agreement shall apply to this guarantee, mutatis mutandis, as if they had been fully set forth herein.

Dated November 25, 2007

[signature page follows]

KONINKLIJKE PHILIPS ELECTRONICS N.V.
By:	/s/ Gerard J. Kleisterlee
	Name:	Gerard J. Kleisterlee
	Title:	CEO
By:	/s/ Pierre-Jean Sivignon
	Name:	Pierre-Jean Sivignon
	Title:	CFO

[signature page of Guarantee]

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  Exhibit 99(d)(2)
GUARANTEE BY Koninklijke Philips Electronics N.V.